UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2015

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Onconova Therapeutics, Inc. (the “Company”) is currently in the process of finalizing its financial results for the second quarter ended June 30, 2015. Based on information available as of the date of this report, management estimates the Company’s cash and cash equivalents as of June 30, 2015 to be approximately $25.4 million.

This preliminary estimate has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, Ernst & Young LLP, has not audited or reviewed, and does not express an opinion with respect to, this estimate. The Company’s actual cash and cash equivalents as of June 30, 2015 may differ from these estimate due to the completion of the Company’s closing procedures with respect to the second quarter ended June 30, 2015, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. The Company expects to announce its financial results for the second quarter ended June 30, 2015 in August 2015.

This Current Report on Form 8-K contains forward-looking statements. All statements that address operating performance, events or developments that the Company expects or anticipates will occur in forward-looking statements, including statements regarding expected financial results for the second quarter of 2015. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described above and in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

The information furnished under Item 2.02 of this report shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 1, 2015, the Board of Directors (the “Board”) of the Company appointed James J. Marino, Esq. to the Board, effective immediately, increasing the size of the Board from seven members to eight members. The Board has determined that Mr. Marino is an independent director under applicable NASDAQ rules. There are no arrangements or understandings between Mr. Marino and any other person pursuant to which he was selected as a director, and there are no transactions in which Mr. Marino has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Marino will join the Audit and Compensation Committees of the Board, increasing the size of each committee from three members to four members.

Mr. Marino will receive a one-time initial award of options to purchase 30,000 shares of the Company’s common stock at an exercise price of $2.37, which represents the closing price of the Company’s stock on June 30, 2015. The options will vest in three equal annual installments, subject to Mr. Marino’s continued service. In accordance with the Company’s non-employee director compensation policy, Mr. Marino will also receive an annual base retainer of $30,000, an annual retainer of $6,000 as a member of the Audit Committee, an annual retainer of $5,000 as a member of the Compensation committee and an annual award of 10,000 stock options, which will vest in twelve equal monthly installments, subject to continued service.

Entry into Employment Agreements

On July 1, 2015, the Company entered into (i) an employment agreement with Ramesh Kumar, Ph.D., the Company’s Chief Executive Officer and with Manoj Maniar, Ph.D., the Company’s Senior Vice President, Product Development, each of whose previous employment agreements with the Company have expired, and (ii) an amended and restated employment agreement with Ajay Bansal, the Company’s Chief Financial Officer and Thomas J. McKearn, M.D, Ph.D., the Company’s President, Research and Development, which supersedes each of their previous employment agreements (collectively, the “Employment Agreements”).

The Employment Agreements provide for an initial base salary and eligibility for an annual target bonus. Dr. Kumar’s base salary is $543,375, Dr. Maniar’s is $371,134.66, Mr. Bansal’s is $357,059.30, and Dr. McKearn’s is $362,394.76. Dr. Kumar’s annual target bonus is 55% of his base salary, the actual amount of which is based on the achievement of certain revenue or profit objectives, specific business plan goals or certain Company based performance goals. Dr. Maniar’s, Mr. Bansal’s, and Dr. McKearn’s annual target bonus is 40% of their base salary, the actual amount of which is based on the achievement of certain individual and Company based performance goals. The bonus may be paid in the form of cash, stock options, shares of the Company’s stock, or a combination thereof, at the Compensation Committee’s discretion.  Dr. Kumar may be entitled to additional compensation in recognition of extraordinary contributions, at the sole discretion of the Compensation Committee.

Each executive is entitled to participate in all of the Company’s employee benefit plans and programs that are generally available from time to time to the Company’s executive officers and is entitled to vacation benefits. Dr. Kumar is also entitled to term life insurance coverage in a face amount of not less than his base salary, a reasonable transportation allowance if the Company relocates its research facility more than 40 miles from its present location, and up to $10,000 annually for educational programs elated to the performance of his duties.  The Employment Agreements contain non-solicitation, non-competition, confidentiality and inventions assignment provisions that, among other things, prevent each executive from competing with the Company during the term of his employment and for a specific time thereafter.

In each case, if the executive’s employment is terminated due to his death, disability, by the Company for Cause (as defined in the Employment Agreements) or by the executive without Good Reason (as defined in the Employment Agreements), the Company will pay to the executive’s spouse or estate the balance of his accrued and unpaid salary, unreimbursed expenses, and unused accrued vacation time through his termination date.

In each case, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, the executive is entitled to the following: (i) payment of any earned and unpaid bonus for the fiscal year ended immediately prior to the executive’s termination date; (ii) monthly severance payments for the duration of the Severance Period (defined below) equal to one-twelfth of the sum of the executive’s then current base salary and the target bonus then in effect; (iii) the vesting of all unvested options as of the executive’s termination date; and (iv) reimbursement for the employer’s portion of the applicable premium payable for continuation of health plan coverage for the duration of the Severance Period.  The “Change in Control Protection Period” with respect to Dr. Kumar means the period that begins three months prior and ends twelve months following a Change in Control (as defined in the Employment Agreements), and with respect to Dr. Maniar, Mr. Bansal, or Dr. McKearn, the twelve months following a Change in Control. The “Severance Period” means with respect to Dr. Kumar, the twelve months (twenty-four months, if his termination date occurs during a Change in Control Protection Period) following his termination date, and with respect to Dr. Maniar, Mr. Bansal, or Dr. McKearn, the nine months (twelve months, if his termination date occurs during a Change in Control Protection Period) following the executive’s termination date.  Severance payments made during a Change in Control Protection Period are made as a single payment, rather than monthly payments.

The foregoing summary is qualified in its entirety by reference to the Employment Agreements, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and each incorporated herein by reference.  The Company also entered into similar agreements with three other officers.

Item 8.01 Other Events

After discussion with regulatory agencies, the Company has determined key parameters of its planned randomized controlled trial of rigosertib IV, referred to as 04-30.  The Company plans to enroll patients in the trial who (i) are under 80 years of age, (ii) had progressed on or failed to respond to previous treatment with hypomethylating agents (“HMAs”) within the first nine months of treatment and (iii) had HMA therapy discontinued within the past six months.  The Company expects this Phase 3 clinical trial to be conducted at approximately 100 sites in more than ten countries, and enroll a sufficient number patients for the trial to be well-powered.  Initiation of the trial remains subject regulatory approvals and appropriate financing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1        Employment Agreement between Onconova Therapeutics, Inc. and Ramesh Kumar, Ph.D

10.2        Amended and Restated Employment Agreement between Onconova Therapeutics, Inc. and Thomas McKearn, M.D., Ph.D

10.3        Employment Agreement between Onconova Therapeutics, Inc. and Manoj Maniar, Ph.D

10.4        Amended and Restated Employment Agreement between Onconova Therapeutics, Inc. and Ajay Bansal

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2015	Onconova Therapeutics, Inc.

	By:	/s/ Ajay Bansal
		Name:	Ajay Bansal
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Onconova Therapeutics, Inc. and Ramesh Kumar, Ph.D

10.2	Amended and Restated Employment Agreement between Onconova Therapeutics, Inc. and Thomas McKearn, M.D., Ph.D

10.3	Employment Agreement between Onconova Therapeutics, Inc. and Manoj Maniar, Ph.D

10.4	Amended and Restated Employment Agreement between Onconova Therapeutics, Inc. and Ajay Bansal

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